UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 13, 2012

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices) (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of shareholders of Premiere Global Services, Inc. was held on June 13, 2012.

(b) At the annual meeting, our shareholders: (1) elected all of our nominees for director; (2) approved the advisory vote on executive compensation: and (3) ratified the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year 2012.

A total of 48,351,616 shares, or 96.34%, of the common stock issued and outstanding as of the record date of April 5, 2012, was represented at our 2012 annual meeting by proxy or in person.

The votes cast on each proposal were as follows:

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Boland T. Jones	43,550,076	1,517,962	3,283,578
Wilkie S. Colyer	44,448,796	619,242	3,283,578
K. Robert Draughon	44,480,496	587,542	3,283,578
John R. Harris	43,843,754	1,224,284	3,283,578
W. Steven Jones	44,480,646	587,392	3,283,578
Raymond H. Pirtle, Jr.	44,124,334	943,704	3,283,578
J. Walker Smith, Jr.	43,860,563	1,207,475	3,283,578

2. Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
36,410,086	8,041,832	616,120	3,283,578

3. Ratification of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
47,931,056	411,032	9,528	0

No other matters were considered or voted upon at our 2012 annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: June 14, 2012	By:	/s/ Scott Askins Leonard

Scott Askins Leonard
Executive Vice President – Legal,
General Counsel and Secretary